REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT


PNC BANK, NATIONAL ASSOCIATION

WITH

MEASUREMENT SPECIALTIES, INC.


August 1, 1998

"REVOLVING CREDIT, TERM LOAN
AND
      SECURITY AGREEMENT


Revolving Credit, Term Loan and Security Agreement dated as of August 1, 1998 among MEASUREMENT SPECIALTIES, INC., a corporation organized under the laws of the State of New Jersey ("Borrower"), and PNC BANK, NATIONAL ASSOCIATION, ("Lender").

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower and Lender hereby agree as follows:

I.DEFINITIONS.

I.1.Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in
Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended March 31, 1998.

I.2.General Terms. For purposes of this Agreement the following terms shall have the following meanings:


"Accountants" shall have the meaning set forth in Section 9.7 hereof.

"Acquisition Agreement" shall mean the Asset Purchase Agreement including all exhibits and schedules thereto dated as of August 14, 1998 between AMP Incorporated, a Pennsylvania corporation, ("Seller") as seller and Borrower, as buyer.

"Advances" shall mean and include the Revolving Advances as well as the Term Loan.

"Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

""Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Authority" shall have the meaning set forth in Section 4.19(d).

"Base Rate" shall mean the base commercial lending rate of Lender as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers of Lender.

"Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

"Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

"Borrower's Account" shall have the meaning set forth in Section 2.8.

"Borrowing Base Certificate" shall have the meaning set forth in
Section 2.1 hereto.

"Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close.

"Canadian Eligible Receivable" shall mean any Eligible Receivable in which the Customer is located in Canada.

"CERCLA" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, 42 U.S.C.
''9601 et seq.

"Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower to a Person who is not an Original Owner or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower.
For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of Borrower or (y) to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

""Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension
Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

"Closing Date" shall mean August 14, 1998 or such other date as may be agreed to by the parties hereto.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

"Collateral" shall mean and include:

(a)all Receivables;

(b)all Equipment;

(c)all General Intangibles;

(d)all Inventory;

(e)all Leasehold Interests;

(f)all of Borrower's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to  Borrower from any Customer relating to the Receivables;
(iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and Borrower;

"(g)all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), or (f) of this Paragraph; and

(h)all proceeds and products of (a), (b), (c), (d), (e), (f), and (g) in whatever form, including, but not limited to:
cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

"Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

"Contract Rate" shall mean, as applicable, the Revolving Interest
Rate or the Term Loan Rate.

"Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

"Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

"Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

"Default Rate" shall have the meaning set forth in Section 3.1 hereof.

"Depository Accounts" shall have the meaning set forth in Section
4.15(h) hereof.

"Documents" shall have the meaning set forth in Section 8.1(c) hereof.

"Dollar" and the sign "$" shall mean lawful money of the United
 States of America.

"Domestic Rate Loan" shall mean any Advance that bears interest based upon the Base Rate.

"Early Termination Date" shall have the meaning set forth in Section
13.1 hereof.

""Earnings Before Interest and Taxes" shall mean for any period sum of (i) net income (or loss) of Borrower for such period (excluding extraordinary gains, plus (ii) all interest expense of such period, plus (iii) all charges against income of Borrower for such period for federal, state and local taxes actually paid.

"EBITDA" shall mean for any period the sum of (i) Earnings Before
Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

"Eligible Inventory" shall mean and include Inventory, with respect to Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which shall be for finished goods as certified by Borrower, which is not, in Lender's opinion, obsolete, slow moving or unmerchantable and which Lender, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Lender may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Lender and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

"Eligible Receivables" shall mean and include with respect to Borrower, each Receivable of Borrower arising in the ordinary course of Borrower's business and which Lender, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Lender may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Lender's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Lender. In addition, no Receivable shall be an Eligible Receivable if:

(a)it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

(b)(i) it is due or unpaid more than ninety (90) days after the original due date for accounts with terms less than ninety (90) days or (ii) is due or unpaid more than one hundred twenty (120) days after the original due date for accounts with terms of ninety
(90) days or more;

(c)fifty percent (50%) or more of the aggregate amount of all amounts owed by a particular Customer are overdue more than ninety (90) days from the invoice date, unless ninety (90) days repayment terms are granted, in which case not more than fifty percent (50%) o the aggregate amount of all amounts owed by a particular Customer are overdue more than one hundred twenty (120) days from the invoice date, or Borrower has not received any notice nor has it any knowledge of any facts which adversely affect the credit of such Customer.
 Such percentage may, in Lender's sole discretion, be increased or decreased from time to time;

(d)any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
"(e)the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion;

(g)the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)Lender believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

(i)the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the
 Borrower assigns its right to payment of such Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et
seq.) or has otherwise complied with other applicable statutes or ordinances;

(j)the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k)the Receivables of the Customer exceed a credit limit determined by Lender, in its sole discretion, to the extent such Receivable exceeds such limit;

(l)the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of Borrower or the Receivable is contingent in any respect or for any reason;

"(m)the Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)shipment of the merchandise or the rendition of services has not been completed;

(o)any return, rejection or repossession of the merchandise has occurred;

(p)such Receivable is not payable to Borrower; or

(q)such Receivable is not otherwise satisfactory to Lender as determined in good faith by Lender in the exercise of its discretion in a reasonable manner.

"Environmental Complaint" shall have the meaning set forth in Section
 4.19(d) hereof.

"Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

"Equipment" shall mean and include all of Borrower's goods (other t han Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

"Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by Lender by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business
Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.

"Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

""Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

"Excess Cash Flow" shall be computed as of the close of each fiscal year by taking 1.2 times the difference between EBITDA and Fixed Charges. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrower to the Lender of the Borrower's audited financial statements for such preceding year.

"Expiration Date" shall mean with respect to the Revolving Advances, September 30, 2000, unless the Lender, at its option, extends the Expiration Date for an additional one (1) year.

"Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.

"Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA plus capitalized lease payments during such period, minus capitalized expenditures made during such period to (b) all Senior Debt Payments plus dividends during such period.

"Fixed Charges" shall mean for any period of determination the sum of interest expense, income taxes, scheduled principal installments of Indebtedness (as adjusted for prepayments), capital expenditures.

"Formula Amount" shall have the meaning set forth in Section 2.1(a).

"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

"General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, tradenames, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

""Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

"Hazardous Discharge" shall have the meaning set forth in Section
4.19(d) hereof.

"Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the
 Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), or any other applicable Environmental
Law of the State of New Jersey and Commonwealth of Pennsylvania and in the regulations adopted pursuant thereto.

"Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

"Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any
 Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

"Interest Period" shall mean the period provided for any Eurodollar
 Rate Loan.

"Inventory" shall mean and include all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

"Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

"Leasehold Interests" shall mean all of each Borrower's right, title and interest in and to the premises located on Schedule
1.2(a).
""Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

"Material Adverse Effect" shall mean a material adverse effect on
 (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Other Documents.

"Maximum Leverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) all Senior Debt Payments to (b) EBITDA.

"Maximum Loan Amount" shall mean $4,000,000 less repayments of the Term Loan.

"Maximum Revolving Advance Amount" shall mean $5,000,000, including a
 $500,000 sublimit for the issuance of documentary letters of credit and a $300,000 sublimit for over advances.

"Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

"Note" or "Notes" shall mean collectively, the Term Note and the Revolving Credit Note.

""Obligations" shall mean and include any and all of Borrower's Indebtedness and/or liabilities to Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Lender and Borrower and all obligations of Borrower to Lender to perform acts or refrain from taking any action.

"Other Documents" shall mean the Note, Stock Pledge Agreement, Assignment of Patents, Assignment of Trademarks, Common Stock Purchase Warrant, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to Lender in respect of the transactions contemplated by this Agreement.

"Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

"Participant" shall mean each Person who shall be granted the right by Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

"Payment Office" shall mean initially 1 Garret Mountain Plaza,
West Paterson, New Jersey 07424; thereafter, such other office of Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

"PBGC" shall mean the Pension Benefit Guaranty Corporation.

"Permitted Encumbrances" shall mean (a) Liens in favor of Lender;
(b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Lender has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 1.2(b).

""Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

"Pro Forma Balance Sheet" shall have the meaning set forth in Section
 5.5(a) hereof.

"Pro Forma Financial Statements" shall have the meaning set forth in
 Section 5.5(b) hereof.

"Projections" shall have the meaning set forth in Section 5.5(b) hereof.

"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.
 '' 6901 et seq., as same may be amended from time to time.

"Real Property" shall mean all of Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.


"Receivables" shall mean and include all of Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by their Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

"Receivables Advance Rate" shall have the meaning set forth in Section
 2.1(a)(y)(i) hereof.

"Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

"Reportable Event" shall mean a reportable event described in Section
 4043(b) of ERISA or the regulations promulgated thereunder.

"Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the
 Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to euroccurency funding.
""Revolving Advances" shall mean Advances made other than the Term Loan.


"Revolving Credit Note" shall mean the promissory note referred to in
Section 2.1(a) hereof.

"Revolving Interest Rate" shall mean a fluctuating interest rate per annum based on the last twelve (12) months of EBITDA, (as adjusted quarterly based upon Borrowers financial statements provide to Lender), as follows:

Senior Debt Payments/EBITDA         Eurodollar RateBase Rate +

Less than 2.0X     2.00% .125%
Less than 2.5X but greater than or equal to 2.0X     2.25% .375%
Less than 3.0X but greater than or equal to 2.5X     2.50% .625%
Greater than or equal to 3.0X          2.75%1.00%

"Seller" shall mean AMP Incorporated, a Pennsylvania corporation.

"Senior Debt Payments" shall mean and include all cash actually expended by Borrower to make (a) interest payments on any Advances hereunder, plus, (b) scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money.

"Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

"Stock Pledge" shall mean the assignment executed and delivered by Borrower to Lender of the Subsidiary Stock.

"Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such
 Person.

"Subsidiary Stock" shall mean sixty-five percent (65%) of the issued and outstanding shares of stock owned by Measurement LTD, a Hong Kong corporation.

"Term" shall have the meaning set forth in Section 13.1 hereof.

"Term Loan" shall mean the Advances made pursuant to Section 2.4 hereof.

""Term Loan Rate" shall mean an interest rate per annum equal to the sum of the Eurodollar Rate plus three percent (3%) with respect to Eurodollar Rate Loans.

"Term Note" shall mean the promissory note described in Section 2.4 hereof.

"Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to
 Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

"Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C.
'' 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

"Transactions" shall have the meaning set forth in Section 5.5 hereof.


"Transferee" shall have the meaning set forth in Section 14.3(b) hereof.


"Undrawn Availability" at a particular date shall mean an amount equal to
 (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of
 Advances (other than the Term Loan) plus (ii) fees and expenses for which Borrower is liable but which have not been paid or charged to
 Borrower's Account.

"Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.


I.3.Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New Jersey shall have the meaning given therein unless otherwise defined herein.

"I.4.Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.
  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which
 Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


II.ADVANCES, PAYMENTS.

II.1.(a)Revolving Advances. Subject to the terms and conditions set forth in this Agreement, Lender, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to the sum of:

(i)up to 90%, subject to the provisions of Section 2.1(c) hereof
("Receivables Advance Rate"), of Eligible Receivables, plus

(ii) up to 50%, subject to the provisions of Section 2.1(c) hereof ("Canadian Receivables Advance Rate"), of Canadian Eligible Receivables;

(iii)up to 60%, subject to the provisions of Section 2.1(c) hereof in an amount outstanding not to exceed $2,000,000 ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate, the Canadian Receivables Advance Rate and the Inventory
 Advance Rate shall be referred to collectively, as the "Advance
Rates") minus

(iv)less reserves determined by Lender for advertising allowances, warranty claims and other contingencies plus the full face amount of any and all outstanding letters of credit issued by the Lender for the account of the Borrower and such other reserves as Lender may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii) and (iii) minus (y) Section 2.1 (a)(y) (iv) at any time and from time to time shall be referred to as the "Formula Amount" or the "Borrowing Base". The Revolving Advances shall be evidenced by the secured promissory note ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

"(b)"Borrowing Base Certificate".  On the date hereof, and thereafter within twenty (20) days after the end of each month, Borrower shall furnish to Lender a certificate (a "Borrowing Base Certificate")
 substantially in the form attached hereto as Exhibit 2.1(b), executed by the Chief Financial Officer of Borrower setting forth the Borrowing Base and the other information required therein as of the Borrower's close of business on the last day of the immediately preceding month together with such other information with respect to Eligible Receivables and Eligible Inventory of the Borrower as Lender may reasonably request including, but not limited to, an accounts receivable aging and an accounts payable aging.

(c)Discretionary Rights. The Advance Rates may be increased or decreased by Lender at any time and from time to time in the exercise of its reasonable discretion upon the finding that such reduction is reasonably necessary to protect the Lender's position. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower. Lender shall give Borrower fifteen (15) days prior written notice of its intention to decrease the Advance Rates.

2.2.Procedure for Revolving Advances Borrowing.

(a)Borrower may notify Lender prior to 11:00 a.m. on a Business
Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender, and such request shall be irrevocable.


(b)Notwithstanding the provisions of (a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Lender at least three (3) Business Days' prior written notice, specifying
(i) the date of the proposed borrowing (which shall be a Business Day),
(ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in minimum amounts of $300,000 and additional increments of $50,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate
 Loans shall be for one, two, or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

(c)Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as
 Borrower may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Expiration Date or the Term as the case may be.

"Borrower shall elect the initial Interest Period applicable to a
 Eurodollar Rate Loan by its notice of borrowing given to Lender pursuant to Section 2.2(b) or by its notice of conversion given to Lender pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three
(3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Lender does not receive timely notice of the Interest Period elected by Borrower,
 Borrower shall be deemed to have elected to convert to a Rate Loan subject to Section 2.2(d) hereinbelow.

(d)Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar
Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate
Loan shall be made only on the last Business Day of the then current
 Interest Period applicable to such Eurodollar Rate Loan.  If
 Borrower desires to convert a loan, Borrower shall give Lender not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1)
Business Day's prior written notice to convert from a  Eurodollar
Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than six (6)
Eurodollar Rate Loans or Domestic Rate Loans, in the aggregate.

(e)At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business
 Day of the then current Interest Period with respect thereto, Borrower shall indemnify Lender therefor in accordance with Section 2.2(f) hereof.

(f)Borrower shall indemnify Lender and hold Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.
  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error.

"(g)Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lender to make Eurodollar Rate Loans hereunder, shall forthwith be canceled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Lender, either pay all such affected Eurodollar Rate
 Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay
 Lender, upon Lender's request, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to)
 any interest or other amounts payable by Lender to lenders of funds obtained by Lender in order to make or maintain such Eurodollar Rate
 Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error.

2.3.Disbursement of Advance Proceeds.  All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to Borrower's Account on Lender's books.
 Prior to the Expiration Date, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.  The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving
 Advances to the extent Lender makes such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to such Borrower's operating account at the Lender, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

2.4.Term Loan.  Subject to the terms and conditions of this Agreement,
 Lender, will make a Term Loan to Borrower in the sum of $4,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement:

(a)The principal portion of the Term Loan plus interest shall be payable as follows on the first Business Day of each calendar quarter, commencing on November 1, 1998, and each February 1,
 May 1, August 1 and November 1 thereafter, provided, however that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan; as follows:

Year after Closing DateQuarterly Amortization Amount

Year 1            $100,000
Year 2            $175,000
Year 3            $225,000
Year 4            $250,000
Year 5            $250,000

"(b)In addition to the Term Loan payment set forth in Section 2.4
(a), Borrower shall pay, as additional principal payments on the Term Loan, fifty (50%) percent of Excess Cash Flow in accordance with Section 2.11(b). The Term Loan shall be evidenced by a secured promissory note, ("Term Note") in substantially the form attached hereto as Exhibit 2.4.

2.5.Maximum Advances.  The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Loan Amount or (b) the Formula Amount.

2.6.Repayment of Advances.

(a)The Advances shall be due and payable in full on the last day of the Expiration Date subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof
 and in the Term Note.

(b)All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Lender at the Payment Office not later than 2:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender.
  Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.2 hereof.

(c)Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7.Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred; provided, however, over-advances shall be permitted for ninety (90) consecutive days during each calendar fiscal year period chosen by the Borrower. During the period of over-advances, the aggregate balance of Advances outstanding shall be covered at a minimum ratio of 1.00 to 1.00 with an amount equal to the Borrowing Base.

"2.8.Statement of Account.  Lender shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender.
 Each month, Lender shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lender and Borrower unless Lender receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Lender with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.



2.9.Additional Payments. Any sums expended by Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

2.10.Mandatory Prepayments.

(a)When Borrower sells or otherwise disposes of any Collateral other than Inventory or collection of Accounts Receivable in the ordinary course of business, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender.
The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.
Such repayments shall be applied first, ratably to the outstanding principal installments on the Term Loan in the order of the maturities thereof and, second, to the remaining Advances in such order as Lender may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

(b)Borrower shall prepay the outstanding amount of the Term Loan in an amount equal to 50% of Excess Cash Flow for each fiscal year commencing on or after April 1, 1998, payable upon delivery of the financial statements to Lender referred to in and required by Section
9.7 for such fiscal year but in any event not later than ninety (90) days after the end of each such fiscal year, which amount shall be applied first, ratably to the outstanding principal installments in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Lender may determine subject to
 Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof. In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Lender upon which calculation Borrower shall make the prepayment required by this Section 2.10(b), subject to adjustment when the financial statement is delivered to Lender as required hereby. The calculation made by Lender shall not be deemed a waiver of any rights Lender may have as a result of the failure by Borrower to deliver such financial statement.

2.11 Optional Prepayment. Borrower shall have the right, upon fifteen (15) days prior written notice to the Lender, to prepay the
Term Loan, in compliance with the terms of this Agreement, in whole or in part, plus accrued interest to the date of prepayment provided, however, in the event Borrower prepays the Term Loan pursuant to this Section 2.11 in whole or in part prior to the second anniversary of the Term Loan, the Borrower shall pay to Lender a prepayment penalty equal to one-half of one percent (1/2%) of the balance of the Term Loan.

"2.12    Use of Proceeds.  Borrower shall apply the proceeds of
Advances to (i) partially fund the acquisition by Borrower of certain assets of Seller, (ii) pay fees and expenses relating to this transaction in an amount not to exceed $500,000 and (iii)
 to provide for its working capital needs.

2.13.Letter of Credit Sublimit

(a)Borrower may request the issuance of a letter of credit (each a "Letter of Credit") by delivering to the Lender a completed application and agreement for letters of credit in such form as the Lender may specify from time to time by no later than 10:00 a.m.,
 New York time, at least three (3) Business Days, or such shorter period as may be agreed to by the Lender, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. The Lender will issue a Letter of Credit provided that each Letter of Credit shall
(A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business
 Days prior to the Expiration Date and providing that in no event shall the Letters of Credit outstanding exceed, at any one time,
$500,000.

(b)The Borrower shall pay to the Lender (the "Letter of Credit Fee") equal to the standard pricing for Lender's issuances of letters of credit (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be computed on the daily average Letters of Credit outstanding and shall be payable quarterly in arrears commencing following issuance of each Letter of Credit and on the Expiration Date.



III.INTEREST AND FEES.

3.1.Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans , at the end of each
 Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the
"Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and
 (ii) with respect to the Term Loan, the Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two (2%)
 percent per annum (the "Default Rate").

3.2.(a)Underwriting Fee.  Upon the execution of this Agreement,
 Borrower shall pay to an underwriting fee of $60,000 less that portion of the fee of $30,000 heretofore paid by Borrower to Lender.

"(b)Commitment Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Lender a fee at a rate equal to one-quarter of one percent (1/4%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance.
 Such fee shall be payable to Lender in arrears on the last day of each quarter.



           3.3 Warrants. The Borrower shall provide Lender, in addition to all amounts owing or payable by the Borrower to
 Lender under or pursuant to this Agreement, including, but not limited to, the Obligations, the Underwriting Fee and the Commitment Fee, a Common Stock Purchase Warrant dated the date hereof (the "Warrant") to be exercised by Borrower in accordance with the terms set forth in the Warrant. The terms for the registration rights applicable to the Common Stock, as defined in the Warrant, are set forth in Schedule 3.3 to this Agreement.

3.4.Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.5.Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law.
 In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.6.Increased Costs.  In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender and the office or branch where Lender makes or maintains any Eurodollar Rate
 Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)subject Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office);

"(b)impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation)
 pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)impose on Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document; and the result of any of the foregoing is to increase the cost to
 Lender of making, renewing or maintaining its Advances hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Lender deems to be material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.


3.7.Basis For Determining Interest Rate Inadequate or Unfair.
 In the event that Lender shall have determined that:

(a)reasonable means do not exist for ascertaining the Eurodollar
 Rate applicable pursuant to Section 2.2 hereof for any Interest
 Period; or

(b)Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed
 Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate
 Loan into a Eurodollar Rate Loan then Lender shall give Borrower prompt written, telephonic or telegraphic notice of such determination.
  If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Lender no later than 10:00 a.m. (New York City time) two (2) Business
Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a
Domestic Rate Loan, or, if Borrower shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar
 Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Lender, no later than 10:00 a.m. (New York
City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar
 Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest
 Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lender shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

"3.8.Capital Adequacy.

(a)In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender and the office or branch where Lender makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrower shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction.
In determining such amount or amounts, Lender may use any reasonable a veraging or attribution methods. The protection of this Section 3.8 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

(b)A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 3.8
(a) hereof when delivered to Borrower shall be conclusive absent manifest error.


IVCOLLATERAL:  GENERAL TERMS

4.1.Security Interest in the Collateral.  To secure the prompt and performance to Lender of the Obligations, Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or
hereafter acquired or arising and wheresoever located.   Borrower
shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest and shall cause its financial statements to reflect such security interest.

"4.2.Perfection of Security Interest.   Borrower shall take all action
 that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii)
obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest under the Uniform
Commercial Code or other applicable law.  All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Lender's option, shall be paid to Lender immediately upon demand.

4.3.Disposition of Collateral. Borrower will safeguard and protect all Collateral for Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business [and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $50,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (ii) the proceeds of which are remitted to Lender as a prepayment on the Term Loan.


4.4.Preservation of Collateral.   In addition to the rights and
remedies set forth in Section 11.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Lender's interests in the
Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of
 Borrower's owned or leased property. Borrower shall cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct.
 All of Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate
 Loan and added to the Obligations.

4.5.Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest:
 (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to
 Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Lender or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d)
 Borrower's Equipment and Inventory shall be located as set forth on
Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

"4.6.Defense of Lender's Interests.  Until (a) payment and performance in full of all of the Obligations and (b) termination of this
Agreement,
 Lender's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for
Permitted Encumbrances, any part of the Collateral.   Borrower shall
 defend Lender's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Lender for payment of all Obligations, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks,
 Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by Borrower in trust as Lender's trustee, and Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

4.7.Books and Records. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

4.8.Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

"4.9.Compliance with Laws.   Borrower shall comply  with all acts,
rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a
Material Adverse Effect on Borrower.  The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.10.Inspection of Premises. At all reasonable times and upon reasonable advance notice Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the
Collateral and the operation of Borrower's business. Lender, may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of  Borrower's business.

"4.11.Insurance.   Borrower shall bear the full risk of any loss of
any nature whatsoever with respect to the Collateral.  At  Borrower's own cost and expense in amounts and with carriers acceptable to Lender,
  Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance;, (b)
 maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming
 Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) and (e) above, and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and the Borrower to make payment for such loss to Lender and not to Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to
 Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses
(a), and (b) and (e) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Lender, on demand.

4.12.Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if
 Lender so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrower's Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

4.13.Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Lender or any Lender which Lender or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Lender may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Lender and each Lender harmless in respect thereof. The amount of any payment by Lender under this Section 4.13 shall be charged to Borrower's Account as a
 Revolving Advance and added to the Obligations and, until Borrower shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrower's credit and Lender shall retain its security interest in any and all Collateral held by Lender.

4.14.Payment of Leasehold Obligations.   Borrower shall at all times
pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender's request will provide evidence of having done so.

4.15.Receivables.

(a)Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of
 Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated
on the accounts receivable schedules delivered by Borrower to Lender.

"(b)Solvency of Customers. Each Customer, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)Locations of Borrower. Borrower's chief executive office is located at Fairfield, New Jersey. Until written notice is given to Lender by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)Collection of Receivables. Until Borrower's authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence of an Event of Default or a Default or when Lender in its sole discretion deems it to be in Lenders' best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Lender's behalf and for Lender's account, collect as Lender's property and in trust for Lender all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Lender, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default or a Default, Lender shall have the right to send notice of the assignment of, and Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Lender shall have the sole right to collect the
Receivables,
 take possession of the Collateral, or both. Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

"(f)Power of Lender to Act on Borrower's Behalf.  Lender shall have the right to receive, endorse, assign  and/or deliver in the name of
 Lender or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any
instrument so endorsed.   Borrower hereby constitutes Lender or Lender's
 designee as Borrower's attorney with power (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables;
 (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise;
 (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Lender shall
 have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as Lender may designate and to receive, open and dispose of all mail addressed to Borrower.

(g)No Liability. Neither Lender nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default Lender may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Lender is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the
 Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

(h)Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Lender, be deposited by Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Lender
may require.   All funds deposited in such "blocked account" shall
immediately become the property of Lender. Lender does not assume any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Lender may establish depository accounts ("Depository
 Accounts") in the name of Lender for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of
Lender in lieu of depositing same to the Blocked Accounts.

(i)Adjustments. Borrower will not, without Lender's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

"4.16.Inventory.  To the extent Inventory held for sale or lease has been produced by  Borrower, it has been and will be produced
Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17.Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the
 Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

4.18.Exculpation of Liability. Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender, whether by anything herein or in any assignment or otherwise, shall not assume any of Borrower's obligations under any contract or agreement assigned to Lender, Lender shall not be responsible in any way for the performance by
 Borrower of any of the terms and conditions thereof.

4.19.Environmental Matters. (a) Borrower shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

(b)Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c)Borrower shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws.  Borrower shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

"(d)In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein
(any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental
Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which
Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender or any Lender with respect thereto.

(e)Borrower shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Lender until the claim is settled. Borrower shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral.

(f)Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Lender on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Lender's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property)
 and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender, any
Lender and Borrower.

"(g)Promptly upon the written request of Lender from time to time, based on the Lender's reasonable determination that such an assessment is reasonable, Borrower shall provide Lender, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property.
Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $100,000, Lender shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

(h)Borrower shall defend and indemnify Lender and hold Lender and its employees, Lenders, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender or any Lender. Borrower's obligations under this
 Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.
 Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(i)For purposes of Section 4.19 and 5.7, all references to Real
Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

4.20.Financing Statements. Except as respects the financing statements filed by Lender and the financing statements described on Schedule 1.2, no financing statement covering any of the
Collateral or any proceeds thereof is on file in any public office.


5. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1.Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the
Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's incorporation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b)
 will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or its property is a party or by which it may be bound.

"5.2.Incorporation and Qualification.   (a)  Borrower has been duly
incorporated as a corporation and is in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

(b)Except as set forth on Schedule 5.2(b), Borrower has no Subsidiaries.


5.3.Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other
 Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4.Tax Returns. Borrower's federal tax identification number is set forth on Schedule 5.4. Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending March 31, 1991.
The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.



5.5.Financial Statements.

(a)The pro forma balance sheet of Borrower (the "Pro Forma Balance
Sheet")
 furnished to Lender on the Closing Date reflects the consummation of the transactions contemplated by the Acquisition Agreement and under this Agreement (the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrower as of the Closing
Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Executive Officer of Borrower. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

"(b)The twelve-month cash flow projections of the Borrower and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma
 Financial Statements".

5.6.Corporate Name.  Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor, except as set forth on
Schedule 5.6, has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7.O.S.H.A. and Environmental Compliance.

(a)To the best of its knowledge, Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; to the best of its knowledge, there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable
Environmental
 Laws.

(c)(i)There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous
 Substances at, upon, under or within any Real Property or any premises leased by Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by
 Borrower; (iii) neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

5.8.Solvency; No Litigation, Violation, Indebtedness or Default.

(a)After giving effect to the Transactions, Borrower will be solvent, able to pay its debts as they mature, has capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

"(b)Except as disclosed in Schedule 5.8(b),  Borrower does not have (i)
 any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on
 Borrower, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.

(c)Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

(d)Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto.
  Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of
 ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under
 Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a)
of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability,
(viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR '2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

"5.9.Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright,
 copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower,  Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

5.10.Licenses and Permits. Except as set forth in Schedule 5.10, Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on Borrower.

5.11.Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12.No Default. Borrower is not in default in the payment or performance of any of its contractual obligations and no Default has occurred.

5.13.No Burdensome Restrictions. Borrower is not a party to any contract or agreement the performance of which could have a Material Adverse
 Effect on Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise
) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14No Labor Disputes.  Borrower is not involved in any labor dispute;
 there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.


"5.15.Margin Regulations.   Borrower is not engaged, nor will it engage,
 principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any
 "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of
 the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation
 U of such Board of Governors.

5.16.Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.


5.17.Disclosure. No representation or warranty made by Borrower in this Agreement or in the Acquisition Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which
 Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by the Acquisition Agreement, or this
Agreement which could reasonably be expected to have a Material
 Adverse Effect on Borrower.

5.18.Delivery of Acquisition Agreement. Lender has received complete copies of the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Lender.

5.19.Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

5.20.Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21.Application of Certain Laws and Regulations. Neither Borrower nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

"5.22     Year 2000.  Borrower has reviewed the areas within its
 business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrower (or any of its respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Effect.


VI.AFFIRMATIVE COVENANTS.

Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1.Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Lender may, without making demand, charge Borrower's Account for all such fees and expenses.

6.2.Conduct of Business and Maintenance of Existence and Assets.
 (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition
 (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

6.3.Violations. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect on  Borrower.

6.4.Government Receivables.  Take all steps necessary to protect
Lender's
 interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.5.Minimum Fixed Charge Coverage. Maintain at all times a ratio of Minimum Fixed Charge Coverage of greater than 1.20 to 1 for any period of four (4) consecutive fiscal quarters (or if such period does not include four full fiscal quarters after the Closing Date, for the number of full fiscal quarters which have elapsed since the Closing Date).
"6.6.    Minimum Interest Coverage.  Cause or permit the Minimum
Interest
 Coverage for any period of four (4) consecutive fiscal quarters of the Borrower after the Closing Date (or if such period does not include four full quarters after the Closing Date, for the number of full fiscal quarters which have elapsed since the Closing Date) set forth below to be less than the following ratios during the following periods:

PeriodRatio

August 1, 1998 to March 31, 19993.00
April 1, 1999 and thereafter4.00

6.7.Maximum Leverage Ratio.  Cause or permit the Maximum Leverage
 Ratio for any period of four (4) consecutive fiscal quarters of the Borrower, after the Closing Date (or if such period does not include four full quarters after the Closing Date, for the number of full fiscal quarters which have elapsed since the Closing Date) set forth below to be greater than the following ratios during the following periods:

PeriodRatio

August 1, 1998 to   March 31, 1999           3.25
April 1,  1999 to   April 30, 2000           2.50
April 1,  2000 and  thereafter               2.00

6.8.Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may request, in order that the full intent of this Agreement may be carried into effect.

6.9.Payment of Indebtedness; Taxes. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including but not limited to federal, state and local taxes except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

6.10.Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as
 to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

"6.11.Exercise of Rights. Enforce all of its rights under the Acquisition Agreement including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.


VII.NEGATIVE COVENANTS.

Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

7.1.Merger, Consolidation, Acquisition and Sale of Assets.

(a)Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

(b)Sell, lease, transfer or otherwise dispose of any of its properties or assets or the properties or assets of Measurement LTD. and Jingliang
 Electronics Co., LTD., except in the ordinary course of its business.

7.2.Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets or the properties or assets of Measurement LTD. and Jingliang Electronics Co., LTD. now
owned or hereafter acquired, except Permitted Encumbrances.

7.3.Guarantees.  Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except the endorsement of checks in the ordinary course of business.

7.4.Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d)
U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

7.5.Loans. Except as permitted pursuant to Section 7.12(c), make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate.

"7.6.Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $1,500,000.

7.7.Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock, preferred stock of Borrower
(other than dividends or distributions payable in its stock or split-ups or reclassifications of its stock or membership interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

7.8.Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of
 Indebtedness to Lenders; Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; and Indebtedness assumed under the Acquisition Agreement; provided, however, that the maximum aggregate amount outstanding at any time of such Indebtedness shall not exceed
$100,000.

7.9.Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10.Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate.

7.11.Leases. Enter as lessee into any lease arrangement not currently existing for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all additional leased property would exceed $100,000 in any one fiscal year.

7.12.Subsidiaries.

(a)Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrower hereunder, under the Note, and under any other agreement between Borrower and Lender and (ii) Lender shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

(b)Enter into any partnership, joint venture or similar arrangement.

(c)Permit cash and non-cash loans due to Borrower from all of Borrower's foreign subsidiaries in an amount at any time outstanding aggregating in excess of $1,700,000 during any fiscal year of Borrower, to be determined quarterly.

"7.13.Fiscal Year and Accounting Changes. Change its fiscal year from March 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14.Pledge of Credit.  Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

7.15.Amendment of Certificate of Incorporation , By-Laws. Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws unless required by law.

7.16.Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii)
 incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section
 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of
Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the
 Controlled Group to incur, any withdrawal liability to any Multiemployer
 Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17.Prepayment of Indebtedness.  At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower.

7.18.Other Agreements. Enter into any material amendment, waiver or modification of the Acquisition Agreement or any related agreements.


VIII.CONDITIONS PRECEDENT.

"8.1.Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)Note. Lender shall have received the Note duly executed and delivered by an authorized officer of Borrower;

(b)Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c)Corporate Proceedings of Borrower. Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors or Management Committee of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes, any related agreements, and the Acquisition Agreement (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral certified by the Secretary or an Assistant Secretary or other authorized representative of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d)Incumbency Certificates of Borrower. Lender shall have received a certificate of the Secretary or an Assistant Secretary or other authorized representative of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary or other authorized representative;

(e)Certificates. Lender shall have received a copy of the Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of formation together with copies of the By-Laws of Borrower and all agreements of Borrower's members certified as accurate and complete by the Secretary or other authorized representative of Borrower;

(f)Good Standing Certificates. Lender shall have received good standing certificates for Borrower dated not more than 10 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

"(g)Legal Opinion. Lender shall have received the executed legal opinions of John D. Arnold, Esq. and Rubenstein, Rudolph, Meyerson, Blake & Strull in form and substance satisfactory to Lender which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, and related agreements as Lender may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

(h)No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower, or against the members, officers or directors of Borrower or against the Seller or its officers and directors (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which could, in the reasonable opinion of Lender, have a Material Adverse Effect; and no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or Seller or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(i)Financial Condition Certificates. Lender shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i).

(j)Collateral Examination. Lender shall have completed Collateral examinations (including field audits) and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property , Leasehold Interests and Equipment of Borrower and Seller and all books and records in connection therewith;

(k)Fees. Lender shall have received all fees payable to Lender and Lenders on or prior to the Closing Date pursuant to Article III hereof ;

(l)Pro Forma Financial Statements. Lender shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

(m)Acquisition Documents. Lender shall have received final executed copies of the Acquisition Agreement and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documentation shall be consummated prior to the making of the initial Advance.

(n)Capital Structure. Lender shall have received a certificate signed by the Chief Financial Officer of the Borrower, in form and substance satisfactory to Lender, which shall set forth in reasonable detail the capital structure of the Borrower as at the Closing Date.

(o)Insurance. Lender shall have received in form and substance satisfactory to Lender, certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;
"(p)Stock Pledge Agreement, Other Documents. Lender shall have received executed Stock Pledge Agreement, Assignment of Patents and all Other Documents, each in form and substance satisfactory to Lenders;

(q)Environmental Reports. Lender shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Borrower;

(r)Payment Instructions. Lender shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(s)Blocked Accounts. Lender shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Lender for the collection or servicing of the Receivables and proceeds of the Collateral;

(t)Consents. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary;

(u)No Adverse Material Change. (i) since June 30, 1998, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

(v)Leasehold Agreements. Lender shall have received landlord, mortgagee or warehouseman agreements satisfactory to Lender with respect to all premises leased by Borrower at which Inventory is located;

(w)Contract Review. Lender shall have reviewed all material contracts of Borrower and Seller including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Lender;

(x)Closing Certificate. Lender shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents, (iii) Borrower is on such date in compliance with all applicable laws, statutes, rules and regulations of any applicable Governmental Body, and (iv) on such date no Default or Event of Default has occurred or is continuing;

"(y)Borrowing Base. Lender shall have received evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

(z)Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender and its counsel.

8.2.Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(b)No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by the Acquisition Agreement; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.


IX.INFORMATION AS TO BORROWER.

Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

"9.1.Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2.Schedules. Deliver to Lender on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules and (c) Inventory reports. In addition, Borrower will deliver to Lender at such intervals as Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Lender may require including, without limitation, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Lender and executed by Borrower and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral.

9.3.Environmental Reports. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President or Manager of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

9.4.Litigation. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on Borrower.

9.5.Material Occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

"9.6.Government Receivables. Notify Lender immediately if any of its Receivables arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7.Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower including, but not limited to, statements of income and stockholders' or members' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Lender (the "Accountants") together with the Borrower's annual 10k audit. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and 7.11 hereof. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and 7.11 hereof.

9.8.Quarterly Financial Statements. Furnish Lender within 60 days after the end of each fiscal quarter, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' or members' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments, internally prepared quarterly consolidating statements for each of the three quarters of June, September and December and fiscal year end March, together with Borrower's quarterly 10-Q report. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and 7.11 hereof.

"9.9.Other Reports. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders. Furnish Lender with post closing due diligence report performed by Grant Thornton within ten (10) days of issuance of such report. Furnish Lender with two (2) years of audited fiscal statements and as of the Closing Date an interim audit of AMP Sensors Division prepared by Arthur Anderson within ninety (90) days of the Closing Date. Furnish Lender within one hundred fifty (150) days after the end of each fiscal year of Borrower, consolidated and consolidating financial projections of the Borrower's operations on a monthly basis for each fiscal year, all in reasonable detail and in such form as the Lender may require and prepared by the Borrower's Chief Financial Officer.

9.10.Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.


9.11.Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

"9.12.ERISA Notices and Requests. Furnish Lender with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under
Section 4042 of ERISA to terminate a Multiemployer Plan.

9.13.Additional Documents. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an "Event of Default":

10.1.Failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

10.2.Any representation or warranty made or deemed made by Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3.Failure by Borrower to (i) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or (ii) permit the inspection of its books or records;

10.4.Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed or lifted within forty (40) days;

"10.5.Except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between Borrower and Lender or any Lender except for a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.1, 6.3, 6.4, 9.4
or 9.6 hereof which is cured within 30 days from the occurrence of such failure or neglect;

10.6.Any judgment or judgments are rendered or judgment liens filed against Borrower for an aggregate amount in excess of $150,000 unless such are contested in good faith, Borrower has established adequate reserves in the judgment of the Lender and the Lenders and which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record;

10.7.Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

10.8.Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9.Any Affiliate or any Subsidiary of Borrower, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.10.Any change in Borrower's condition or affairs (financial or otherwise) which in Lender's opinion has a Material Adverse Effect;

10.11.Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

10.12.A default of the obligations of Borrower under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

10.13.Any Change of Control shall occur;

"10.14.Any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Lender;

10.15.any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent and any such revocation, termination or other action would reasonably be expected to have a Material Adverse Effect on Borrower;

10.16any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on Borrower;

10.17.Any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.18.An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, would have a Material Adverse Effect on Borrower.


XI.LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

"11.1.Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrower to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

11.2.Lender's Discretion. Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's rights hereunder.

11.3.Setoff. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply Borrower's property held by Lender to reduce the Obligations.

11.4Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


"XII.WAIVERS AND JUDICIAL PROCEEDINGS.

12.1.Waiver of Notice.   Borrower hereby waives notice of non-payment of
any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2Delay. No delay or omission on Lender's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

12.3Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR
(B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.EFFECTIVE DATE AND TERMINATION.

13.1.Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, and Lender, shall become effective on the date hereof and shall continue in full force and effect until November 1,2003 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations.

"13.2.Termination. The termination of the Agreement shall not affect Borrower's, Lender's or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Lender with an indemnification satisfactory to Lender with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.


XIV.MISCELLANEOUS.

14.1.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applied to contracts to be performed wholly within the State of New Jersey. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New Jersey, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 14.6 and service so made shall be deemed completed five
(5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the State of New Jersey.

"14.2.Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

14.3.Successors and Assigns; Participations; New Lenders.

(a)This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

(b)Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

14.4.Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

14.5.Indemnity. Borrower shall indemnify Lender and its officers, directors, Affiliates, employees and Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.
"14.6Notice. Any notice or request hereunder may be given to Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier,
(c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) during business hours with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A)  If to Lender at PNC Bank, National Association
PNC at:1 Garret Mountain Plaza
West Paterson, New Jersey 07424
Attention: Janet Kutzman, Vice President
Telephone: (973) 881-5487
Telecopier: (973) 881-5288

with a copy to:Sills Cummis Zuckerman Radin Tischman Epstein & Gross One Riverfront Plaza
Newark, New Jersey 07102
Attention: Diane M. Lavenda, Esq.
Telephone:  (973) 643-7000
Telecopier: (973) 643-6500

(B)If to Borrower at:
Measurement Specialties, Inc.
80 Little Falls Road
Fairfield, New Jersey 07004
Attention: Joseph R. Mallon, Jr., CEO
Telephone:   (973) 808-1819
Telecopier:   (973) 808-1787

"with a copy to:Rubenstein, Rudolph, Meyerson, Blake & Strull
169 Ramapo Valley Road
Oakland, New Jersey 07436
Attention: Michael C. Rudolph, Esq.
Telephone: (201) 337-5805
Telecopier: (201) 337-2280

14.7.Survival. The obligations of Borrower under Sections 2.2(f), 3.6, 3.7, 3.8, 4.19(h), and 14.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

14.8.Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

14.9.Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments (including appraisal, audit, search and filing fees), or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

14.10.Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

14.11.Consequential Damages.   Neither Lender, nor any attorney for it
shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

14.12.Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

"14.13.Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

14.14.Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

14.15.Confidentiality; Sharing Information.   (a)  Lender and each
Transferee shall hold all non-public information obtained by Lender, or such Transferee pursuant to the requirements of this Agreement in accordance with Lender's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Lender, any Lender or any Transferee be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Lender or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

(b)Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by Lender or by one or more Subsidiaries or Affiliates of Lender and Borrower hereby authorizes Lender to share any information delivered to Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Lender, it being understood that any such Subsidiary or Affiliate of Lender receiving such information shall be bound by the provision of
Section 14.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

14.16.Publicity. Borrower hereby authorizes Lender to make appropriate announcements, with prior notice to Borrower, of the financial arrangement entered into between Borrower and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate.

"Each of the parties has signed this Agreement as of the day and year first above written.

[SEAL]MEASUREMENT SPECIALTIES, INC.
ATTEST:
By:_______________________________
________________________Name:  Joseph R. Mallon, Jr.
 Kirk Dischino      Title:  Chief Executive Officer
 Assistant Secretary



PNC BANK, NATIONAL ASSOCIATION, as Lender


By:_______________________________
Name: Janet Kutzman
Title: Vice President

"List of Exhibits and Schedules


Exhibits


Exhibit 2.1(a) Revolving Credit Note
Exhibit 2.1(b)Borrowing Base Certificate
Exhibit 2.4Term Note
Exhibit 5.5(b)   Financial Projections
Exhibit 8.1(i) Financial Condition Certificate


Schedules


Schedule 1.2(a)Leasehold Interests
Schedule 1.2 (b)Permitted Encumbrances
Schedule 3.3Registration Rights
Schedule 4.5 Equipment and Inventory Locations
Schedule 4.15(c)Location of Executive Offices
Schedule 4.19Real Property
Schedule 5.2(a) States of Qualification and Good Standing
Schedule 5.2(b)Subsidiaries
Schedule 5.4Federal Tax Identification Number
Schedule 5.6 Prior Names
Schedule 5.7 Environmental
Schedule 5.8(b) Litigation
Schedule 5.8(d) Plans
Schedule 5.9 Intellectual Property, Source Code Escrow Agreements
Schedule 5.10 Licenses and Permits
Schedule 5.14 Labor Disputes

"Schedule 1.2



(a)  Schedule of Leasehold Interests



















(b)Schedule of Permitted Encumbrances
"Schedule 1.2A

Original Owners

"Schedule 4.5

Equipment and Inventory Locations

"Schedule 4.15(c)

Location of Executive Offices

"
Schedule 4.19

Real Property

"Schedule 5.2(a)

States of Qualification and Good Standing
"Schedule 5.2(b)

Subsidiaries
"Schedule 5.4

Federal Tax Identification Number

"Schedule 5.6

Prior Names
"Schedule 5.8(b)

Litigation

"Schedule 5.8(d)

Plans

"Schedule 5.9

Intelectual Property

"Schedule 5.10

Licenses and Permits

"Schedule 5.14

Labor Disputes

"TABLE OF CONTENTS



I.DEFINITIONS-1-
1.1.Accounting Terms-1-
1.2.General Terms-1-
1.3.Uniform Commercial Code Terms-19-
1.4.Certain Matters of Construction-19-

II.ADVANCES, PAYMENTS-20-
2.1.(a)Revolving Advances-20-
(b)Borrowing Base Certificate-20-
(c)Discretionary Rights-21-
2.2.Procedure for Revolving Advances Borrowing-21-
2.3.Disbursement of Advance Proceeds-23-
2.4.Term Loan-23-
2.5.Maximum Advances-24-
2.6.Repayment of Advances-24-
2.7.Repayment of Excess Advances-24-
2.8.Statement of Account-24-
2.9.Additional Payments-28-
2.10.Manner of Borrowing and Payment-28-
2.11.Mandatory Prepayments-30-
2.12.Use of Proceeds-31-
2.13.Defaulting Lender-31-

III.INTEREST AND FEES-32-
3.1.Interest-32-
3.2.(a)Closing Fee-33-
(b)Facility Fee-33-
3.3.(a)Collateral Evaluation Fee-34-
(b)Collateral Monitoring Fee-34-
3.4.Computation of Interest and Fees-34-
3.5.Maximum Charges-34-
3.6.Increased Costs-34-
3.7.Basis For Determining Interest Rate Inadequate or Unfair-35-
3.8.Capital Adequacy-36-

IV.COLLATERAL:  GENERAL TERMS-37-
4.1.Security Interest in the Collateral-37-
4.2.Perfection of Security Interest-37-
4.3.Disposition of Collateral-37-
4.4.Preservation of Collateral-38-
4.5.Ownership of Collateral-38-
4.6.Defense of Agent's and Lenders' Interests-38-
4.7.Books and Records-39-
4.8.Financial Disclosure-39-
4.9.Compliance with Laws-39-
4.10.Inspection of Premises-40-
4.11.Insurance-40-
4.12.Failure to Pay Insurance-41-
4.13.Payment of Taxes-41-
4.14.Payment of Leasehold Obligations-42-
4.15.Receivables-42-
(a)Nature of Receivables-42-
(b)Solvency of Customers-42-
(c)Locations of Borrower-42-
(d)Collection of Receivables-43-
(e)Notification of Assignment of Receivables-43-
(f)Power of Agent to Act on Borrower's Behalf-43-
(g)No Liability-44-
(h)Establishment of a Lockbox Account, Dominion Account-44-
(i)Adjustments-44-
4.16.Inventory-45-
4.17.Maintenance of Equipment-45-
4.18.Exculpation of Liability-45-
4.19.Environmental Matters-45-
4.20.Financing Statements-47-

V.REPRESENTATIONS AND WARRANTIES-47-
5.1.Authority-47-
5.2.Formation and Qualification-48-
5.3.Survival of Representations and Warranties-48-
5.4.Tax Returns-48-
5.5.Financial Statements-48-
5.6.Corporate Name-49-
5.7.O.S.H.A. and Environmental Compliance-50-
5.8.Solvency; No Litigation, Violation, Indebtedness or Default-50-5.9.Patents, Trademarks, Copyrights and Licenses-51-
5.10.Licenses and Permits-52-
5.12.No Default-52-
5.13.No Burdensome Restrictions-52-
5.14.No Labor Disputes-52-
5.15.Margin Regulations-52-
5.16.Investment Company Act-53-
5.17.Disclosure-53-
5.18.Delivery of Acquisition Agreement-53-
5.19.Swaps-53-
5.20.Conflicting Agreements-53-
5.21.Application of Certain Laws and Regulations-53-
5.22.Business and Property of Borrower-54-
5.23Year 2000
5.24Bankruptcy Court Order


VI.AFFIRMATIVE COVENANTS-54-
6.1.Payment of Fees-54-
6.2.Conduct of Business and Maintenance of Existence and Assets-54-6.3.Violations-54-
6.4.Government Receivables-54-
6.5.Net Worth-55-
6.6.Current Ratio-55-
6.7.Fixed Charge Ratio-55-
6.8.Working Capital-55-
6.9.Execution of Supplemental Instruments-55-
6.10.Payment of Indebtedness-55-
6.11.Standards of Financial Statements-55-
6.12.Exercise of Rights-55-

VII.NEGATIVE COVENANTS-56-
7.1.Merger, Consolidation, Acquisition and Sale of Assets-56-
7.2.Creation of Liens-56-
7.3.Guarantees-56-
7.4.Investments-56-
7.5.Loans-56-
7.6.Capital Expenditures-56-
7.7.Dividends-57-
7.8.Indebtedness-57-
7.9.Nature of Business-57-
7.10.Transactions with Affiliates-57-
7.11.Leases-57-
7.12.Subsidiaries-58-
7.13.Fiscal Year and Accounting Changes-58-
7.14.Pledge of Credit-58-
7.15.Amendment of Certificate of Formation, Operating Agreement-58-7.16.Compliance with ERISA-58-
7.17.Prepayment of Indebtedness-59-
7.18Other Agreements-59-

VIII.CONDITIONS PRECEDENT-59-
8.1.Conditions to Initial Advances-59-
(a)Note-59-
(b)Filings, Registrations and Recordings-59-
(c)Corporate Proceedings of Borrower-59-
(d)Incumbency Certificates of Borrower-60-
(e)Certificates-60-
(f)Good Standing Certificates-60-
(g)Legal Opinion-60-
(h)No Litigation-60-
(i)Financial Condition Certificates-60-
(j)Collateral Examination-60-
(k)Fees-61-
(l)Pro Forma Financial Statements-61-
(m)Acquisition  Documents-61-
(n)Cash Capital Contribution; Undrawn Availability-61-
(o)Capital Structure, Other Documents-61-
(p)Insurance-61-
[(q)Guaranties, Pledge Agreement-61-
[(r)Environmental Reports-62-
(s)Payment Instructions-62-
(t)Blocked Accounts-62-
(u)Consents-62-
(v)No Adverse Material Change-62-
(w)Leasehold Agreements-62-
(x)Net Worth-62-
(y)Contract Review-62-
(z)Closing Certificate-62-
[(aa)Borrowing Base-62-
[(ab)Merger; Name Change-63-
[(ac)Other-63-


8.2.Conditions to Each Advance-63-
(a)Representations and Warranties-63-
(b)No Default-63-
(c)Maximum Advances-64-

IX.INFORMATION AS TO BORROWER-64-
9.1.Disclosure of Material Matters-64-
9.2.Schedules-64-
9.3.Environmental Reports-64-
9.4.Litigation-65-
9.5.Material Occurrences-65-
9.6.Government Receivables-65-
9.7.Annual Financial Statements-65-
9.8.Quarterly Financial Statements-66-
9.9.Monthly Financial Statements-66-
9.10.Other Reports-66-
9.11.Additional Information-66-
9.12.Projected Operating Budget-67-
9.13.Variances From Operating Budget-67-
9.14.Notice of Suits, Adverse Events-67-
9.15.ERISA Notices and Requests-67-
9.16.Additional Documents-68-

X.EVENTS OF DEFAULT-68-

XI.LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT-71-
11.1.Rights and Remedies-71-
11.2.Agent's Discretion-72-
11.3.Setoff-72-
11.4.Rights and Remedies not Exclusive-72-

XII.WAIVERS AND JUDICIAL PROCEEDINGS-72-
12.1.Waiver of Notice-73-
12.2.Delay-73-
12.3.Jury Waiver-73-

XIII.EFFECTIVE DATE AND TERMINATION-73-
13.1.Term-73-
13.2.Termination-74-

XIV.REGARDING AGENT-74-
14.1.Appointment-74-
14.2.Nature of Duties-75-
14.3.Lack of Reliance on Agent and Resignation-75-
14.4.Certain Rights of Agent-76-
14.5.Reliance-76-
14.6.Notice of Default-76-
14.7.Indemnification-76-
14.8.Agent in its Individual Capacity-77-
14.9.Delivery of Documents-77-
14.10.Borrowers' Undertaking to Agent-77-

XV.INTENTIONALLY OMITTED

XVI.MISCELLANEOUS-78-
16.1.Governing Law-78-
16.2.Entire Understanding-79-
16.3.Successors and Assigns; Participations; New Lenders-80-
16.4.Application of Payments-82-
16.5.Indemnity-82-
16.6.Notice-82-
16.7.Survival-83-
16.8.Severability-83-
16.9.Expenses-84-
16.10.Injunctive Relief-84-
16.11.Consequential Damages-84-
16.12.Captions-84-
16.13.Counterparts; Telecopied Signatures-84-
16.14.Construction-84-
16.15.Confidentiality; Sharing Information-84-
16.16.Publicity-85-